Exhibit 99.1

Hot Topic, Inc. Reports 2nd Quarter Financial Results

Company narrows loss for Q2 to $0.02 per share

CITY OF INDUSTRY, Calif.--(BUSINESS WIRE)--August 15, 2012--Hot Topic, Inc. (Nasdaq Global Select Market: HOTT) reported results for its second quarter of fiscal 2012 (13 weeks) ended July 28, 2012.

The company reported a net loss in the second fiscal quarter of $0.8 million, or $0.02 per share, compared to a net loss of $6.2 million, or $0.14 per share, for the comparable period last year. The results for the second quarter of 2011 include $4.1 million of expenses, or $0.06 per share, for the implementation of the strategic business changes and cost reduction plan. On a non-GAAP basis, which excludes these charges, the second quarter of 2011 results were a net loss of $0.08 per share. Refer to GAAP to non-GAAP reconciliation below.

Total sales for the second quarter of fiscal 2012 increased 4.6% to $157.8 million compared to $150.9 million for the second quarter last year. Total company comparable sales increased 3.9% for the second quarter of fiscal 2012.

“This was a strong quarter, with improved merchandising, markdown optimization, and other productivity initiatives showing great results at Hot Topic and Torrid,” said Lisa Harper, Chairman and CEO of Hot Topic, Inc. “We’re also pleased with the progress at Torrid, where we’ve rolled out a comprehensive, well-differentiated rebrand over the last couple of weeks. We believe our sexy, fashion-forward point of view will help drive continued improvement for the brand and the company overall.”

At the end of the second quarter of fiscal 2012, the company operated 620 Hot Topic stores and 171 Torrid stores compared to 636 Hot Topic stores and 145 Torrid stores at the end of second quarter of fiscal 2011. During the second quarter of fiscal 2012, the company opened one Hot Topic store and ten Torrid stores and closed five Hot Topic stores and three Torrid stores. The company also remodeled or relocated twenty Hot Topic stores and four Torrid stores during the quarter.

A conference call to discuss second quarter results, business trends, guidance and other matters is scheduled for August 15, 2012 at 4:30 PM (ET). The live conference call number is 800-510-9836, pass code “Hot Topic”, and will be accessible to all interested parties. It will also be webcast on the company’s Investor Relations website located at http://investorrelations.hottopic.com. A replay of the conference call will be available at 888-286-8010, pass code 73585505, for approximately two weeks. In addition, a webcast replay of the conference call will be available on the company’s Investor Relations website for approximately two weeks.

Hot Topic, Inc. is a mall and web based specialty retailer operating the Hot Topic and Torrid concepts. Hot Topic offers music/pop culture-licensed and music/pop culture-influenced apparel, accessories, music and gift items for young men and women. Torrid offers on-trend fashion apparel, lingerie and accessories inspired by and designed to fit the young, voluptuous woman who wears a size 12 and up.

This news release and the aforementioned conference call contain forward-looking statements, which may include statements relating to financial results, guidance, store and online operations (including closures, remodels and relocations), projections, financial performance including cost reductions and changes in business operations, and related matters. These statements involve risks and uncertainties, including risks and uncertainties associated with meeting expected financial results, fluctuations in sales and comparable sales results, music, license and fashion trends, competition from other retailers, uncertainties generally associated with specialty retailing, technology and other risks associated with Internet sales, the effect of negative conditions in the economic environment (including global capital and credit markets), the effect of severe weather or natural disasters, political and/or social changes or events that could negatively impact shopping patterns and/or mall traffic, relationships with mall developers and operators, relationships with our vendors, litigation proceedings and contingent liabilities, as well as other risks detailed in the company’s SEC reports including its Annual Report on Form 10-K for the year ended January 28, 2012, and its Quarterly Reports on Form 10-Q. Historical results achieved are not necessarily indicative of the future prospects of the company, and actual results or circumstances could differ materially from the forward-looking statements.

HOT TOPIC, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	Jul. 28, 2012	Jul. 30, 2011

Net sales	$157,828	$150,950
Cost of goods sold, including buying, distribution and occupancy costs	103,977	102,288
Gross margin	53,851	48,662
Selling, general & administrative expenses	55,091	58,760
Loss from operations	(1,240)	(10,098)
Interest income and other income (expense), net	(6)	82
Loss before benefit for income taxes	(1,246)	(10,016)
Benefit for income taxes	(478)	(3,796)
Net loss	$(768)	$(6,220)

Loss per share:
Basic and Diluted	$(0.02)	$(0.14)
Shares used in computing loss per share:
Basic and Diluted	42,252	44,843

	Six Months Ended
	Jul. 28, 2012	Jul. 30, 2011

Net sales	$329,372	$312,223
Cost of goods sold, including buying, distribution and occupancy costs	213,836	213,152
Gross margin	115,536	99,071
Selling, general & administrative expenses	110,694	121,558
Income (loss) from operations	4,842	(22,487)
Interest income and other income, net	56	134
Income (loss) before provision (benefit) for income taxes	4,898	(22,353)
Provision (benefit) for income taxes	1,831	(8,472)
Net income (loss)	$3,067	$(13,881)

Income (loss) per share:
Basic and Diluted	$0.07	$(0.31)
Shares used in computing earnings (loss) per share:
Basic	42,196	44,778
Diluted	42,915	44,778

HOT TOPIC, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	Jul. 28, 2012	Jul. 30, 2011
Current Assets:
Cash, cash equivalents and short-term investments	$63,643	$72,550
Inventory	80,239	72,984
Prepaid expenses and other	16,006	27,431
Deferred tax assets	5,706	4,304
Total current assets	165,594	177,269

Property and equipment, net	106,863	112,705
Deposits and other	7,165	6,441
Long-term investments	1,724	1,819
Deferred tax assets	3,900	6,391

Total assets	$285,246	$304,625

Current Liabilities:

Accounts payable	$34,051	$35,282
Accrued liabilities	42,736	39,716
Income taxes payable	1,350	665
Total current liabilities	78,137	75,663

Deferred rent	19,217	22,565
Deferred compensation liability	4,596	4,665
Income taxes payable	593	1,911
Total liabilities	102,543	104,804

Total shareholders’ equity	182,703	199,821

Total liabilities and shareholders’ equity	$285,246	$304,625

HOT TOPIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	July 28, 2012	July 30, 2011
Operating Activities
Net income (loss)	$3,067	($13,881)
Adjustments to reconcile net income (loss) to net cash provided by operations:
Depreciation and amortization	16,941	18,217
Change in inventory	(9,594)	(2,681)
Other, net	11,871	10,361
Net cash flows provided by operating activities	22,285	12,016

Investing activities
Purchases of property and equipment	(19,491)	(12,102)
Proceeds from sale of investments	4,435	10,974
Net cash flows used in investing activities	(15,056)	(1,128)

Financing activities
Payment of cash dividends	(6,762)	(6,278)
Excess tax benefit from stock-based compensation	421	194
Proceeds from employee stock purchases and stock options exercised	1,073	1,111
Payment of capital lease obligation	-	(191)
Net cash used in financing activities	(5,268)	(5,164)

Increase in cash and cash equivalents	1,961	5,724
Effect of foreign currency exchange rate changes on cash	(1)	(35)
Cash and cash equivalents at beginning of period	49,615	51,316
Cash and cash equivalents at end of period	$51,575	$57,005

OTHER DATA

Total company store square footage	1,534,000	1,488,900
Hot Topic average store size	1,773	1,771
Torrid average store size	2,540	2,498

HOT TOPIC, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO
NON-GAAP MEASURES

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	July 28, 2012			July 30, 2011
	Reported	Charges	Non-GAAP	Reported	Charges	Non-GAAP
Net sales	$157,828	$-	$157,828	$150,950	$-	$150,950
Cost of goods sold, including buying, distribution and occupancy costs	103,977	-	103,977	102,288	31	102,257
Gross margin	53,851	-	53,851	48,662	31	48,693
Selling, general and administrative expenses	55,091	-	55,091	58,760	4,117	54,643
Loss from operations	(1,240)	-	(1,240)	(10,098)	4,148	(5,950)
Interest income, net	(6)	-	(6)	82	-	82
Loss before benefit for income taxes	(1,246)	-	(1,246)	(10,016)	4,148	(5,868)
Benefit for income taxes	(478)	-	(478)	(3,796)	1,572	(2,224)
Net loss	($768)	$-	$(768)	($6,220)	$2,576	$(3,644)

Loss per share:
Basic	$(0.02)		$(0.02)	$(0.14)		$(0.08)
Diluted	$(0.02)		$(0.02)	$(0.14)		$(0.08)
Shares used in computing loss per share:
Basic	42,252		42,252	44,843		44,843
Diluted	42,252		42,252	44,843		44,843

	Six Months Ended
	July 28, 2012			July 30, 2011
	Reported	Charges	Non-GAAP	Reported	Charges	Non-GAAP
Net sales	$329,372	$-	$329,372	$312,223	$-	$312,223
Cost of goods sold, including buying, distribution and occupancy costs	213,836	-	213,836	213,152	5,401	207,751
Gross margin	115,536	-	115,536	99,071	5,401	104,472
Selling, general and administrative expenses	110,694	-	110,694	121,558	11,176	110,382
Income (loss) from operations	4,842	-	4,842	(22,487)	16,577	(5,910)
Interest income, net	56	-	56	134	-	134
Income (loss) before provision (benefit) for income taxes	4,898	-	4,898	(22,353)	16,577	(5,776)
Provision (benefit) for income taxes	1,831	-	1,831	(8,472)	6,283	(2,189)
Net income (loss)	$3,067	$-	$3,067	($13,881)	$10,294	($3,587)

Income (loss) per share:
Basic	$0.07		$0.07	$(0.31)		$(0.08)
Diluted	$0.07		$0.07	$(0.31)		$(0.08)
Shares used in computing earnings (loss) per share:
Basic	42,196		42,196	44,778		44,778
Diluted	42,915		42,915	44,778		44,778

NON-GAAP PERFORMANCE MEASURES – Hot Topic, Inc. reports its financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that non-GAAP performance measures, which exclude certain items that the Company does not consider part of its ongoing operating results when assessing the performance of the Company, present the operating results of the Company on a basis consistent with those used in managing the Company's business, and provide users of the Company's financial information with a more meaningful report on the condition of the Company's business. Non-GAAP performance measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP.

Within this release, the Company has excluded the following items from its non-GAAP performance measures:

Second quarter of fiscal 2011:
– $4.3 million of charges, comprising of $0.2 million in cost of goods sold and $4.1 million in selling, general and administrative expenses, related to the strategic business changes previously announced on March 28, 2011.
– $0.2 million net recovery of charges in cost of goods sold related to the implementation of the cost reduction plan previously announced on November 16, 2010.

Year-To-Date (Six months ended July 30, 2011):
– $17.2 million of charges, comprising of $6.2 million in cost of goods sold and $11.0 million in selling, general and administrative expenses, related to the strategic business changes previously announced on March 28, 2011.
– $0.6 million net recovery of charges, comprising of $0.8 million recovery in cost of goods sold and $0.2 million charge in selling, general and administrative expenses, related to the implementation of the cost reduction plan previously announced on November 16, 2010.

CONTACT:
Hot Topic, Inc.
Investor Contacts:
Jim McGinty, CFO
626-839-4681 x2675
or
George Wehlitz, VP Finance
626-839-4681 x2174
or
Media Contact:
Jennifer Vides, 626-839-4681 x2970
jvides@hottopic.com